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                                                                   EXHIBIT 10.12


                             COMPENSATION AGREEMENT

                  This Compensation Agreement (this "Agreement") is made and entered into as of October 20, 2000, by and between Penson Worldwide, Inc., a Delaware corporation (the "Company"), and Roger J. Engemoen, Jr., an individual ("Executive").

                                    RECITALS

                  WHEREAS, the Company desires to hire Executive on an at-will basis and Executive desires to become employed by the Company on an at-will basis; and

                  WHEREAS, the Company and Executive have determined that it is in their respective best interests to enter into this Agreement on the terms and conditions as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1.       EMPLOYMENT TERMS AND DUTIES

                  1.1 DUTIES. Executive shall serve as Chairman. Executive shall perform all reasonable duties assigned by the Board of Directors (the "Board"). Notwithstanding the above, Executive may serve as a director or trustee of other organizations, or engage in charitable, civic, and/or governmental activities provided that such service and activities do not prevent Executive from performing the duties required of Executive under this Agreement. Executive may engage in personal activities, including, without limitation, personal investments, provided that such activities do not interfere with Executive's performance of duties hereunder and/or the provisions of Executive's written agreements with the Company.

                  1.2 TERM. This Agreement is in effect through December 31, 2002. Prior to the expiration of this Agreement, the Board's compensation committee shall review this Agreement to determine whether any changes or adjustments are necessary. This provision is not intended to and does not alter Executive's at-will employment status, as described in Section 4.1.

                  1.3 COMPENSATION AND BENEFITS.

                           1.3.1 BASE SALARY. In consideration of the services
rendered to the Company hereunder by Executive and Executive's covenants hereunder and in the Company's Confidentiality, Proprietary Information and Inventions Agreement, the Company shall pay Executive a salary at the monthly rate of Twenty Thousand Eight Hundred Thirty Three Dollars and 33/100 (Two Hundred Fifty Thousand Dollars ($250,000) annualized) (the "Base Salary"), less statutory deductions and withholdings, payable in accordance with the Company's regular payroll practices.

                           1.3.2 BONUS. The Company shall maintain a bonus pool
made up of an amount equal to 5% of the Company's pre-tax profits (the "Bonus Pool"). The maximum Bonus Pool shall be One Million Seven Hundred Thousand Dollars and 00/100 ($1,700,000) per year. Executive shall be entitled to a bonus in the amount of 14.7% of the Bonus Pool up to a maximum payment of Two Hundred Fifty Thousand Dollars and 00/100 ($250,000) per year. Executive may elect to have any bonus payment paid on a monthly, quarterly or annual basis. Should Executive elect monthly or quarterly bonus


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payments during the year, the Company shall be entitled to offset any overpayments made during that year from bonus payments made during the following year.

                           1.3.3 STOCK OPTIONS. Subject to the approval of the
Board on the effective date of the Company's initial public offering, the Company shall grant an option to purchase 267,287 shares ("Option Shares") of its Common Stock to Executive, in consideration for services rendered, at an exercise price equal to the initial public offering price of the Company's Common Stock. The option will become exercisable in twenty-four (24) successive equal monthly installments ratably upon Executive's completion of each month of service to the Company over the twenty-four (24) month period commencing with the month following the effective date of the initial public offering.

         2. PROTECTION OF COMPANY'S CONFIDENTIAL, PROPRIETARY INFORMATION AND INVENTIONS.

                  This Agreement, and Executive's employment hereunder, is contingent upon Executive's execution of the Company's Confidentiality, Proprietary Information and Inventions Agreement which was provided to Executive prior to this Agreement.

         3.       REPRESENTATIONS AND WARRANTIES BY EXECUTIVE

                  Executive represents and warrants to the Company that (i) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (ii) Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) Executive is not subject to any pending or, to Executive's knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of the Company.

         4.       MISCELLANEOUS

                  4.1 EMPLOYMENT. The Company is an at-will employer, which means that Executive's employment with the Company is for no specific period of time and may be terminated by the Company or Executive at any time, with or without prior notice and with or without cause. This is the full and complete agreement between Executive and the Company with respect to this term of employment, and it supercedes any prior representations or agreement, whether written or oral, concerning Executive's term of employment with the Company. The at-will nature of Executive's employment may only be altered by written agreement signed by the Company's President and Treasurer.

                  4.2 NOTICES. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

                  If to Executive, to:

                           6907 Capital of Texas Highway, Suite 230
                           Austin, TX 78731
                           fax:  (512) 231-8526


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                  If to the Company, to:

                           Penson Worldwide, Inc.
                           1700 Pacific Avenue, Suite 1400
                           Dallas, TX 75201
                           fax:  (214) 765-1264

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 4.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 4.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 4.2, be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

                  4.3 AUTHORIZATION TO BE EMPLOYED. This Agreement, and Executive's employment hereunder, is subject to Executive providing the Company with legally required proof of Executive's authorization to be employed in the United States of America.

                  4.4 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect thereto.

                  4.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  4.6 AMENDMENT. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  4.7 BINDING ARBITRATION. Subject to the exceptions set forth below, Executive and the Company agree that any and all claims or disputes between Executive and the Company, or any of its employees, managers, supervisors or agents, which arise out of Executive's employment or under the terms of Executive's employment, shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Company, or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Employee Retirement Income Securities Act, the Racketeer Influenced and Corrupt Organization Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Company or its termination. The only claims or disputes not covered by this paragraph are disputes related to (i) claims for benefits under the unemployment insurance or workers' compensation laws; (ii) issues affecting the validity, infringement or enforceability of any trade secret or patent rights held or sought by the Company

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or which the Company could otherwise seek; or (iii) claims by the Company to enforce, through injunctive relief or otherwise, violations of the Confidentiality, Proprietary Information and Inventions Agreement signed by Executive. In each of these three exceptions, such claims or disputes shall not be subject to arbitration and will be resolved pursuant to applicable law. Binding arbitration will be conducted in accordance with the Code of Arbitration Procedure of the National Association of Securities Dealers ("NASD"). Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Executive and the Company understand and agree that the arbitration shall be instead of any jury trial, and that arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The prevailing party shall be entitled to recover, from the non-prevailing party, the prevailing party's costs and reasonable attorney's fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

                  4.8 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                  4.9 NO ASSIGNMENT; BINDING EFFECT. This Agreement shall inure to the benefit of any successors or assigns of the Company. Executive shall not be entitled to assign his obligations under this Agreement.

                  4.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  4.11 SEVERABILITY. The Company and Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if an arbitrator or court of competent jurisdiction, as applicable, determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

                  4.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

                  4.13 JURISDICTION. With respect to any suit, action, or other proceeding arising from (or relating to) this Agreement to which the arbitration provisions of 4.7 do not apply, the Company and Executive hereby irrevocably agree to the non-exclusive personal jurisdiction and venue of the United States District Court for the Northern District of Texas (and any Texas State Court within Dallas County, Texas).

                  4.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               [SIGNATURE PAGE TO COMPENSATION AGREEMENT FOLLOWS]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed on the date first written above.



                                     "COMPANY"

                                     PENSON WORLDWIDE, INC.



                                     By: /s/ DANIEL P. SON
                                        ---------------------------------------

                                     Name: Daniel P. Son
                                          -------------------------------------

                                     Title: President
                                           ------------------------------------



                                     "EXECUTIVE"

                                     ROGER J. ENGEMOEN, JR.


                                     /s/ ROGER J. ENGEMOEN, JR.
                                     ------------------------------------------
                                     Executive's Signature


                                     ------------------------------------------
                                     Address


                                     ------------------------------------------
                                     Address




                   [SIGNATURE PAGE TO COMPENSATION AGREEMENT]



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